EXHIBIT 99.1

Cassava Sciences Names Rick Barry as Chief Executive Officer

Claude Nicaise, M.D. appointed Chairman of the Board

AUSTIN, Texas, Sept. 09, 2024 (GLOBE NEWSWIRE) -- Cassava Sciences, Inc. (Nasdaq: SAVA), a biotechnology company focused on Alzheimer’s disease, today announced it has concluded its search for a Chief Executive Officer and that its Board of Directors has named Richard (Rick) Barry as CEO. Mr. Barry has served as a director of Cassava since June 2021. On July 17 of this year, the Board appointed him Executive Chairman of the Board and the Company’s principal executive officer and while undertaking a now completed search for a permanent CEO.

In keeping with the company’s pledge to follow good governance principles, the Company is separating the positions of CEO and Chairman by appointing Claude Nicaise, M.D. as its Chairman. Dr. Nicaise has served as a director of Cassava since December 2023. During his career, he has held clinical and regulatory leadership roles that have resulted in 14 new drug approvals in various diseases areas, including neuroscience. Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals from 2008 to 2014. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including senior positions such as Vice President of Global Development and Vice President of Worldwide Regulatory Science and Strategy. Dr. Nicaise received his M.D. from the Université Libre de Bruxelles in Belgium.

Commenting on the Board’s unanimous appointment of Mr. Barry as CEO, Dr. Nicaise said:

“To say Rick hit the ground running would be an understatement. He has strengthened the Company’s policies and procedures to ensure that the Company is acting with transparency, accountability, and the highest ethical business practices, while never losing sight of the company’s purpose—the development of a potentially effective treatment for Alzheimer’s disease.

Mr. Barry added, “There are few things I can think of that would be as important as working on a treatment for Alzheimer’s disease. Since being named the Company’s principal executive officer, I have received countless communications from the families of Alzheimer patients expressing the importance of our work to them and to their families. We are acutely aware of this at Cassava, and that fact drives us every day.”

“According to the National Library of Medicine, an estimated 6.7 million Americans aged 65 and older are living with Alzheimer's dementia today. This number could grow to 13.8 million by 2060 barring the development of medical breakthroughs to prevent, slow, or cure the disease. Alzheimer's remains the fifth-leading cause of death among Americans aged 65 and older. More than 11 million family members and other unpaid caregivers provided an estimated 18 billion hours of care to people with Alzheimer's or other dementias in 2022. The total number of people who have been touched by this disease—the families of those with Alzheimer’s—is significantly higher,” he said.

“As I have learned from my prior work and investments in life sciences, the people who succeed are those who put patients first,” Mr. Barry added. “I have witnessed this firsthand at Cassava. I could not be more impressed by the people here who have dedicated their careers to improving the lives of Alzheimer’s patients and their families.

“Our first Phase 3 trial,” he continued, “is expected to read out by year end 2024, with 804 patients randomized 1:1 between simufilam and placebo. Top-line results for the second Phase 3 trial of 1,125 patients (randomized 1:1:1 between two dose levels of simufilam and placebo) is expected by mid-2025.”

“While we believe in our science and that we will be successful, ultimately the data will determine that.”

About Cassava Sciences, Inc.
Cassava Sciences is a clinical-stage biotechnology company based in Austin, Texas. Our mission is to detect and treat neurodegenerative diseases, such as Alzheimer’s disease.

For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:

Sitrick And Company
1-800-550-7521
Mike_Sitrick@Sitrick.com
Seth Lubove: slubove@sitrick.com
NY:
Rich Wilner: rwilner@sitrick.com 800-699-1481

Cautionary Note Regarding Forward-Looking Statements:
This news release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to statements regarding: the design, scope, conduct, continuation, completion, intended purpose, or future results of our on-going Phase 3 program of simufilam in patients with Alzheimer's disease; the treatment of people with Alzheimer’s disease dementia; the safety or efficacy of simufilam in people with Alzheimer’s disease dementia; comments made by our employees regarding simufilam, drug effects, and the treatment of Alzheimer’s disease; and potential benefits, if any, of our product candidates. These statements may be identified by words such as “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” and other words and terms of similar meaning.

Such statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, the ability to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, the apparent ability of simufilam to favor patients with mild Alzheimer’s disease; the apparent safety or tolerance of simufilam in our open-label clinical trials; our current expectations regarding timing of clinical data for our Phase 3 studies; any expected clinical results of Phase 3 studies; the treatment of people with Alzheimer’s disease dementia; and comments made by our employees regarding simufilam, drug effects, and the treatment of Alzheimer’s disease; potential benefits, if any, of our product candidates and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended June 30, 2024, and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

All our pharmaceutical assets under development are investigational product candidates. These have not been approved for use in any medical indication by any regulatory authority in any jurisdiction and their safety, efficacy or other desirable attributes, if any, have not been established in any patient population. Consequently, none of our product candidates are approved or available for sale anywhere in the world.

Our clinical results from earlier-stage clinical trials may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

We are in the business of new drug discovery and development. Our research and development activities are long, complex, costly and involve a high degree of risk. Holders of our common stock should carefully read our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in their entirety, including the risk factors therein. Because risk is fundamental to the process of drug discovery and development, you are cautioned to not invest in our publicly traded securities unless you are prepared to sustain a total loss of the money you have invested.